Exhibit 10.14

FIFTH AMENDMENT TO

MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT

THIS FIFTH AMENDMENT TO THE MASTER WHOLESALE PRICING AND SERVICES COORDINATING AGREEMENT (this “Fifth Amendment”) dated December 3, 2004, with effect as to certain agreements contained herein as of January 1st 2004 (the “Effective Date”) is made

BETWEEN:

TELEGLOBE CANADA ULC, an amalgamated unlimited liability company amalgamated under the laws of the Province of Nova Scotia, having an office at 1000 rue de la Gauchetiere, Montreal, Quebec, Canada (“Teleglobe”);

AND:

BELL CANADA, a Canadian corporation incorporated under the laws of Canada having an office at 483 Bay Street, Floor 6N, Toronto, Ontario, Canada (“Bell Canada”);

RECITALS:

WHEREAS Teleglobe and Bell Canada have entered into a Master Wholesale Pricing and Services Coordinating Agreement (the “Master Agreement”) dated January 1st 2001, as amended effective April 1st, 2003 (the “First Amendment”); as amended effective January 1st, 2004 (the “Second Amendment”); as amended effective January 1st, 2004 (the “Third Amendment”); and as amended effective January 1st, 2005 (the “Fourth Amendment”) (collectively, the “Agreement”); and

WHEREAS IDDD Outbound Services, Canadian Switched Minute Terminations and US Switched Minute Terminations are to be provided between the Parties under the terms of the Master Agreement as amended by the First Amendment, by the Second Amendment, by the Third Amendment, and by the Fourth Amendment and provided for herein; and

WHEREAS Teleglobe and Bell Canada wish to modify certain terms and conditions as the same relate to the rates that Bell Canada and Teleglobe are required to pay for certain IDDD Outbound Services and US Switched Minute Terminations as set out in the Second Amendment as amended by the Third Amendment;

NOW THEREFORE, THIS FIFTH AMENDMENT WITNESSETH that in consideration of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto covenant and agree as follows:

1. DEFINITIONS

Terms having initial capital letters and capitalized terms used, but not otherwise defined in this Fifth Amendment, including its recitals, shall have the respective meanings set out in the Master Agreement or the First Amendment or the Second Amendment or the Third Amendment or the Fourth Amendment. Certain terms having initial capital letters and capitalized terms used in this Fifth Amendment are defined in the context in which they appear and shall have the respective meanings there indicated.

In this Fifth Amendment, including its recitals, unless otherwise defined or unless the context otherwise requires, the following terms shall have the following meanings:

“Bell Matched Incremental Volume” has the meaning set forth in Section 2.3.1.3 hereof.

“Bell Swap Incremental Penalty” has the meaning set forth in Section 2.4.1.3 hereof.

“Teleglobe Matched Incremental Volume” has the meaning set forth in Section 2.4.1.3 hereof.

“Teleglobe Swap Incremental Penalty” has the meaning set forth in Section 2.3.1.3 hereof.

“Parties” means Bell Canada and Teleglobe.

“Party” means either Bell Canada, or Teleglobe as the context requires.

2. SERVICES

2.3.1.3	Article 2.3.1.3 of the Third Amendment is hereby deleted in its entirety and replaced with the following provisions:

“During the Term, but only after Teleglobe has fulfilled the First Teleglobe Volume Commitment, Teleglobe shall have the right to send Bell Canada an additional volume of Conversation Minutes of US Switched Minute Terminations set out in Section 2 of Appendix 3 attached hereto as the Teleglobe Swap Volume Commitment. For greater certainty, the Parties hereby agree that the Teleglobe Swap Volume Commitment shall begin no earlier than July 1st, 2004, and terminate on December 31st, 2004 (the “Swap Period”). In consideration for the foregoing, Bell Canada shall apply a per minute rate set out in Section 2 of Appendix 3 attached hereto as the Swap Base Rate to each Conversation Minute in the Teleglobe Swap Volume Commitment.

In the event that Teleglobe exceeds the Teleglobe Swap Volume Commitment (the “Teleglobe Swap Incremental Volume”), Teleglobe shall, at its option, either: (i) allow Bell Canada to send to Teleglobe an amount of Conversation Minutes to the Designated Routes set out in Appendix 2 attached hereto, where such amount shall be in addition to the Bell Swap Volume Commitment, and shall equal the number of minutes in the Teleglobe Swap Incremental Volume divided by the ratios set out in Section 3 of Appendix 2 attached hereto (the “Bell Matched Incremental Volume”), and where the Swap Base Rate shall apply against each Conversation Minute in the Bell Matched Incremental Volume and against each Conversation Minute of US Switched Minute Terminations in the Teleglobe Swap Incremental Volume that is used to determine the Bell Matched Incremental Volume; or (ii) pay to Bell Canada the rate set out in Section 3 of Appendix 3 attached hereto as the Teleglobe Swap Incremental Rate, against the total of Conversation Minutes equal to the Teleglobe Swap Incremental Volume (the “Teleglobe Swap Incremental Penalty”). The Parties further agree that the Teleglobe Swap Incremental Rate shall apply to each Conversation Minute of US Switched Minute Terminations in the Teleglobe Swap Incremental Volume that is not used to determine the Bell Matched Incremental Volume. For greater certainty, the Bell Matched Incremental Volume shall not constitute part of the Bell Swap Volume Commitment.

In the event that Teleglobe fails to meet the Teleglobe Swap Volume Commitment (the “Teleglobe Swap Shortfall”), Teleglobe shall have up to one (1) month, beginning on the day following the end of the Swap Period, to make up the Teleglobe Swap Shortfall. All US Switched Minute Terminations traffic sent by Teleglobe to Bell Canada shall continue to be routed by Bell Canada at Bilateral Quality.”

2.4.1.3	Article 2.4.1.3 of the Third Amendment is hereby deleted in its entirety and replaced with the following provisions:

“During the Swap Period, Bell Canada shall have the right to send Teleglobe the total volume of IDDD Outbound Services set out in Section 2 of Appendix 2 attached hereto as the Bell Swap Volume Commitment to the Designated Routes as set out in Section 2 of Article A in Appendix 2 attached hereto. In consideration for the foregoing, Teleglobe shall apply the Swap Base Rate as set out in Section 2 of Appendix 2 attached hereto to each Conversation Minute of the Bell Swap Volume Commitment.

In the event that Bell Canada exceeds the Bell Swap Volume Commitment (the “Bell Swap Incremental Volume”), Bell Canada shall, at its option, either: (i) allow Teleglobe to send to Bell Canada an amount of Conversation Minutes of US Switched Minute Terminations, where such amount shall be in addition to the Teleglobe Swap Volume Commitment, and shall equal the number of minutes in the Bell Swap Incremental Volume multiplied by the ratios set out in Section 3 of Appendix 3 attached hereto (the “Teleglobe Matched Incremental Volume”), and where the Swap Base Rate shall apply against each Conversation Minute in the Teleglobe Matched Incremental Volume and against each Conversation Minute to the Designated Routes that is used to determine the Teleglobe Matched Incremental Volume; or (ii) pay to Teleglobe the rates to the Designated Routes as set out in Section 3 of Appendix 2 attached hereto (the “Bell Swap Incremental Rates”) against the total of Conversation Minutes equal to the Bell Swap Incremental Volume (the “Bell Swap Incremental Penalty”). The Parties further agree that the Bell Swap Incremental Rate shall apply to each Conversation Minute to the Designated Routes in the Bell Swap Incremental Volume that is not used to determine the Teleglobe Matched Incremental Volume. For greater certainty, the Teleglobe Matched Incremental Volume shall not constitute part of the Teleglobe Swap Volume Commitment.

In the event that Bell Canada fails to meet the Bell Swap Volume Commitment, Bell Canada shall have up to one (1) month, beginning on the day following the end of the Swap Period, to make up the Bell Swap Shortfall. All IDDD Outbound Services traffic sent by Bell Canada to Teleglobe on the Designated Routes shall continue to be routed by Teleglobe at Bilateral Quality.”

3. GENERAL

3.1	Each of Appendix 2 and Appendix 3 as attached to the Third Amendment are hereby deleted in its entirety and replaced by the Appendix 2 and Appendix 3, respectively, attached hereto.

3.2	Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Fifth Amendment.

TELEGLOBE CANADA ULC	BELL CANADA

Per: /s/ DENIS ARCHAMBAULT	Per: /s/ DANIEL RATTE

Name: Denis Archambault	Name: Daniel Ratte

Title: Vice President - GTM	Title: Director – Carrier Relations